                                                                    EXHIBIT 11


                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                  FOR THE THREE-MONTH PERIODS ENDED JUNE 30,
                  ------------------------------------------


                                                        1995                    1994
                                                      --------                --------

Earnings per common and common
  equivalent share (Primary EPS):

  Income from continuing operations                 $ 4,524,000             $ 4,621,000
                                                     ==========              ==========

  Net income                                        $ 3,620,000             $ 4,623,000
                                                     ==========              ==========

  Weighted average number of
  shares issued and outstanding                      18,879,000              18,872,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                   789,000               1,228,000
                                                      ---------              ----------

  Adjusted weighted average number
  of shares outstanding                              19,668,000              20,100,000
                                                     ==========              ==========

  Earnings per common and common
  equivalent share from continuing operations       $       .23             $       .23
                                                     ==========              ==========

  Earnings per common and common
  equivalent share                                  $       .18             $       .23
                                                     ==========              ==========

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                  FOR THE THREE-MONTH PERIODS ENDED JUNE 30,
                  ------------------------------------------


                                                          1995                 1994
                                                        --------             --------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Income from continuing operations                    $ 4,524,000          $ 4,621,000
                                                        ==========           ==========

  Net income                                           $ 3,620,000          $ 4,623,000
                                                        ==========           ==========

  Weighted average number of
  shares issued and outstanding                         18,879,000           18,872,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                    1,038,000            1,228,000
                                                        ----------           ----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution         19,917,000           20,100,000
                                                        ==========           ==========

  Earnings per common and common
  equivalent share from continuing
  operations, assuming full dilution                   $       .23          $       .23
                                                        ==========           ==========

  Earnings per common and common
  equivalent share, assuming full dilution             $       .18          $       .23
                                                        ==========           ==========

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE SIX-MONTH PERIODS ENDED JUNE 30,
                   ----------------------------------------


                                                       1995                    1994
                                                     --------                --------

Earnings per common and common
  equivalent share (Primary EPS):

  Income from continuing operations                 $10,445,000             $ 8,177,000
                                                     ==========              ==========

  Net income                                        $ 8,503,000             $ 8,994,000
                                                    ===========              ==========

  Weighted average number of
  shares issued and outstanding                      18,822,000              18,978,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                                   776,000               1,519,000
                                                     ----------              ----------

  Adjusted weighted average number
  of shares outstanding                              19,598,000              20,497,000
                                                     ==========              ==========

  Earnings per common and common
  equivalent share from continuing operations       $       .53             $       .40
                                                     ==========              ==========

  Earnings per common and common
  equivalent share                                  $       .43             $       .44
                                                     ==========              ==========

                       SEI CORPORATION AND SUBSIDIARIES
                       --------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE SIX-MONTH PERIODS ENDED JUNE 30,
                   ----------------------------------------


                                                             1995                     1994
                                                           --------                 --------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Income from continuing operations                      $10,445,000              $ 8,177,000
                                                          ==========               ==========

  Net income                                             $ 8,503,000              $ 8,994,000
                                                          ==========               ==========

  Weighted average number of
  shares issued and outstanding                           18,822,000               18,978,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                      1,087,000                1,519,000
                                                          ----------               ----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution           19,909,000               20,497,000
                                                          ==========               ==========

  Earnings per common and common
  equivalent share from continuing
  operations, assuming full dilution                     $       .52              $       .40
                                                          ==========               ==========

  Earnings per common and common
  equivalent share, assuming full dilution               $       .43              $       .44
                                                          ==========               ==========